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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT



The Board of Directors and Stockholders
Markland Technologies, Inc.:


         We consent to the incorporation by reference in the registration statement (No. ______________) on Form SB-2 or Markland Technologies, Inc., filed on May 11, 2004, of our report dated October 4, 2002, with respect to the consolidated balance sheets of Markland Technologies, Inc. as of June 30, 2002, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the year ended June 30, 2002.

/s/ Sherb & Co., LLP
-------------------------
Sherb & Co., LLP
New York, New York

may 11, 2004